UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): October 21, 2021

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 8.01. Other Events.

APC Contract and Notice to Proceed

On October 21, 2021, Argan, Inc. (“Argan”) issued a press release announcing that its wholly owned subsidiary, Atlantic Projects Company (“APC”), recently entered into an engineering and construction services contract with EPUKI London, UK, to construct a 2 x 330 MW natural gas-fired power plant in Carrickfergus, Belfast, Northern Ireland. A notice to proceed has been received with certain project activities having commenced.

A copy of Argan’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Legal Settlement

In September 2021, Argan’s wholly owned subsidiary, Gemma Power Systems (“GPS”), reached a final settlement of all outstanding claims between GPS and its customer for the West Medway power project resulting in a payment to GPS in excess of previously reported receivables and contract assets. Management believes that the combination of the settlement with its customer and final project close-out activities will result in a positive cumulative catch-up adjustment for the quarter ending October 31, 2021; however, an amount has not been determined at this time.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

99.1	Press Release issued by Argan on October 21, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: October 21, 2021	By:	/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary